UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Steel Connect, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

STEEL CONNECT, INC

TO BE HELD ON APRIL 12, 2018

________________

On or about March 19, 2018, Steel Connect, Inc. (the “Company”) made available a proxy statement (the “Original Proxy Statement”) to its stockholders in connection with its 2017 Annual Meeting of Stockholders (the “2017 Meeting”). The 2017 Meeting will be held on April 12, 2018, at 9:00 a.m., Pacific Time, at the Shade Hotel, 1221 N. Valley Drive, Manhattan Beach, CA 90266. The Company’s Board of Directors (the “Board”) has fixed the close of business on February 20, 2018, as the record date for determination of the stockholders entitled to vote at the 2017 Meeting or any adjournment thereof. This supplement to the Original Proxy Statement (the “Supplement”) amends and supplements the Original Proxy Statement as stated herein.

The purpose of this Supplement is to advise you that holders of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which vote on an as-converted basis together with the Company’s common stock, par value $.01 per share (the “Common Stock”), will vote at the 2017 Meeting together with the holders of the Company’s Common Stock.

Accordingly, the section entitled “STOCKHOLDERS ENTITLED TO VOTE” on page 1 of the Original Proxy Statement is amended and restated in its entirety to read as follows:

“STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) and Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) as of the close of business on February 20, 2018 (the “Record Date”), are entitled to notice of and to vote at the 2017 Meeting. As of the Record Date, 60,205,946 shares of Common Stock and 35,000 shares of Preferred Stock were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the 2017 Meeting. As of the Record Date, the outstanding shares Preferred Stock were convertible into 17,857,143 shares of Common Stock and the holder thereof will vote the Preferred Stock on an as-converted basis together with the holders of the Common Stock (i.e., the 35,000 shares of Preferred Stock will have the same voting power as 17,857,143 shares of Common Stock). All shares of Preferred Stock are held by SPH Group Holdings LLC, which acquired the shares in the Preferred Stock Transaction described under the section entitled ‘Certain Relationships And Related Transactions.’”

In addition, all references in the Original Proxy Statement to quorum, voting requirements, common stock and holders of common stock, are, unless the context requires otherwise, deemed to include Preferred Stock and holders of Preferred Stock (as appropriate) on an as-converted basis. As previously stated in the Original Proxy Statement, SPHG Holdings and its affiliates beneficially own approximately 52% of our outstanding shares of Common Stock, which includes shares of Common Stock underlying the Preferred Stock, which vote on an as-converted basis together with the holders of Common Stock.

This Supplement does not change any of the proposals in the Original Proxy Statement. Except as described above, the Original Proxy Statement remains unchanged.

The Board continues to recommend unanimously that the stockholders vote FOR all the proposals listed in the Proxy Statement, as supplemented.

Voting Procedures

You do not need to take any action if you have previously voted your shares on the proposals contained in the Original Proxy Statement and do not wish to change your vote on any proposal. If you are a registered holder and have already voted your shares on the proposals and wish to change your vote on any proposal, you may revoke your proxy before it is voted at the 2017 Meeting by (i) using the Internet (www.proxyvote.com), (ii) calling the toll-free number: 1-800-690-6903, (iii) filing with our Secretary of the Company a written revocation or a duly executed proxy card bearing a later date or (iv) attending the 2017 Meeting and voting in person. Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 11, 2018.

If the shares you own are held in “street name” by a bank or brokerage firm and you wish to change your vote on any proposal, please follow the voting instruction form provided to you by such bank or brokerage firm. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.

If you have not already voted your shares on the proposals, you are urged to vote using one of the methods described in the Original Proxy Statement as soon as possible, even if you plan to attend the 2017 Meeting. Voting in advance will not prevent you from voting in person if you attend the 2017 Meeting, but will ensure that your vote is counted if you are unable to attend the 2017 Meeting. The information contained in this Supplement should be read in conjunction with the Original Proxy Statement. There is no change in the time or place of the 2017 Meeting or the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein,
Executive Chairman of the Board

Waltham, Massachusetts
April 3, 2018